AMENDMENT 5

Current CRADA TERMS:

CRADA # 02165
Effective Date: 3/22/2006
Executed Date: 3/22/2006
Original Term: 24 months
(Extended to 27 months in Amendment 4)
New Term: 42 months

Current Expiration Date: 6/30/008
Original Expiration Date: 3/22/2008
New Expiration date: 9/30/2009

NIH PIs: Dr. Russell Lonser

Institute: NINDS

Collaborator PI: Dr. John Kovach
Collaborator: Lixte Biotechnology Holdings, Inc.

CRADA Title: Identification of agents regulating Nuclear Receptor Corepressor (N-CoR) pathway for glioma tumor cell differentiation

The purpose of this amendment is to change certain terms of the above referenced Cooperative Research and Development Agreement (CRADA). These changes are reflected below and except for these changes all other provisions including the research plan of the original CRADA and four previous amendments remain in full force and effect. Each signatory will receive an original of this amendment. Text to be added to the original CRADA is indicated by underlining

NEW TERMS:

1. Extend the term of the CRADA to September 30, 2009.
2. Change the name of the CRADA collaborator from Lixte Biotechnology Holdings, Inc. to Lixte Biotechnology, Inc.
3. Amend Appendix B as follows:

Funding Contributions:

Collaborator agrees to provide funds in the amount of two hundred thousand dollars ($200,000) per year of the CRADA for ICD to use to acquire technical, statistical, and administrative support for the research activities, as well as to pay for supplies and travel expenses. Collaborator will provide funds in equal annual installments. The first installment will be due within one hundred eighty (180) days of the Effective Date. Each subsequent installment will be due within thirty (30) days of each anniversary of the Effective Date. Collaborator agrees that ICD can allocate the funding between the various categories in support of the CRADA research as ICD's PI sees fit.

No additional CRADA funds will be provided for the period between July 1, 2008 and September 30, 2008. For the period October 1, 2008 through September 30, 2009, Collaborator will provide $200,000 to be paid in four quarterly payments of $50,000 each commencing on October 1, 2008.

CRADA PAYMENTS:
Collaborator will make checks payable to the National Institute of Neurological Disorders and Stroke, will reference the CRADA number 02165 entitled

"Identification of agents regulating Nuclear Receptor Corepressor (N-CoR) pathway for glioma tumor cell differentiation" on each check, and will send them via trackable mail or courier to:
National Institute of Neurological Disorders and Stroke,
Financial Management Branch Building 31, Room8A34
31 Center Drive, MSC2540
Bethesda, MD 20892-2540

ACCEPTED AND AGREED TO

FOR NINDS:

[signature] Date 6/13/08

Story Landis, Ph.D.
Director, The National Institute of Neurological Disorders and Stroke

FOR COLLABORATOR:

[signature] Date 6/17/08

Dr. John S. Kovach
President, Lixte Biotechnology, Inc.